Exhibit (14)


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the caption "Financial Highlights of the Funds" and "Financial Statements and Experts" in the Prospectus/Proxy Statement of Touchstone Funds Group Trust relating to the reorganization of the Touchstone Pitcairn Select Value Fund into the Touchstone Diversified Value Fund, both series of the Touchstone Funds Group Trust, and to the incorporation by reference of our report dated November 17, 2006, with respect to the financial statements and financial highlights of the Touchstone Pitcairn Select Value Fund and the Touchstone Diversified Value Fund in this Registration Statement on Form N-14, filed with the Securities and Exchange Commission.

We also consent to the reference to our firm under the captions "Disclosure of Portfolio Holdings," "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information dated February 1, 2007 and to the incorporation by reference of our report, dated November 17, 2006, with respect to the financial statements and financial highlights of the Touchstone Pitcairn Select Value Fund and the Touchstone Diversified Value Fund included in the Annual Report for the year ended September 30, 2006, as filed with the Securities and Exchange Commission on December 8, 2006, which is incorporated by reference into the Statement of Additional Information included in this Registration Statement on Form N-14 of Touchstone Funds Group Trust.


                                                  /s/ Ernst & Young LLP
Cincinnati, Ohio
April 12, 2007